UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2026

Shimmick Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41867	84-3749368
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 Technology Drive Suite 300 Irvine, CA		92618
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (833) 723-2021

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SHIM	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officer; Compensatory Arrangements of Certain Officers.

Sarah Tacker Appointment to Chief Operating Officer

On April 28, 2026 (the “Announcement Date”), Shimmick Corporation (the “Company”) announced the appointment of Sarah Tacker as the Company’s Executive Vice President, Chief Operating Officer, effective April 28, 2026 (the “Start Date”).

Ms. Tacker is joining Shimmick from FlatironDragados, where she began her 27 year career and most recently served as Vice President, District Manager, leading Northern California operations including business strategy, pursuit leadership, financial performance, client relationships and workforce development. Ms. Tacker also serves on the board of directors of the Associated General Contractors of California and collaborated with the Beavers Organization to establish the Women in Heavy Civil Committee of which she is a member. Ms. Tacker has a bachelor's degree in civil engineering from Tulane University.

Sarah Tacker Offer Letter

In connection with Ms. Tacker’s appointment as Chief Operating Officer, the Company provided an offer letter, dated as of March 24, 2026, which provides for the following key compensation and benefits:

•
annual base salary of $500,000;
•
eligibility for an annual cash bonus under the Company’s Annual Incentive Bonus Plan with a target award equal to 50% of base salary, based upon annual performance targets established by the Board (or the Compensation Committee thereof);
•
an equity sign-on bonus consisting of a one-time grant of restricted stock units (“RSUs”) under the Company’s Equity Incentive Plan (“EIP”) with a fair market value on the Announcement Date equal to $150,000 (the “Sign-On Bonus RSUs”) and (ii) an annual grant of RSUs under the EIP with a fair market value on the Announcement Date equal to $500,000 (the “Annual Grant RSUs”). The Sign-On Bonus RSUs will vest on the 30-day anniversary of the Start Date and the Annual Grant RSUs will vest in three equal installments on the first, second and third anniversaries of the Start Date, each subject to Ms. Tacker’s continued employment with the Company through the vesting date; and
•
expense reimbursement and participation in the Company’s retirement, health and welfare, vacation and other benefit programs.

Ms. Tacker will also enter into the Company’s standard form of indemnification agreement for directors and officers, a form of which was previously filed by the Company as Exhibit 10.1 to the Company’s Registration Statement on Form S-1/A on October 24, 2023.

There are no arrangements or understandings between Ms. Tacker and any other persons pursuant to which she was elected as an officer of the Company. There are also no family relationships between Ms. Tacker and any director or executive officer of the Company. Ms. Tacker has no direct or indirect material interest in any related party transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing summary of the Offer Letter is not complete and is subject to, qualified in its entirety by, and should be read in conjunction with, the full text of the Offer Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Events.

On April 28, 2026, the Company issued a press release announcing Ms. Tacker’s appointment as Chief Operating Officer. A copy of the press release is furnished as Exhibit 99.1 hereto. This information is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Offer Letter, between Shimmick Corporation and Sarah Tacker, dated March 24, 2026
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shimmick Corporation

Date: April 28, 2026	By:	/s/ John Carpenter
John Carpenter
Executive Vice President and General Counsel